EXHIBIT 99(b)

Accelerates momentum in high-growth Southern U.S.

Presentation to Investors June 21, 2004

Extends retail and commercial banking leadership in high growth Southeastern markets

Strategic rationale

Creates #1 position in Southeast*, with a 18% deposit share

Provides immediate scale in fast-growing Texas market

Further enhances Wachovia’s pro forma business mix

75% of earnings in traditional banking and retail securities businesses

Retail and middle market commercial loans / total loans increased to 85%

Financially sound

In line with previous acquisition guidance

Accretive to cash EPS within two years

IRR of 16%

Analysis based on very achievable assumptions

Cost saves: 36% of SouthTrust expenses

No revenue synergies assumed

Significant additional excess capital generated

Low risk transaction

Largely in-market, premier franchise with 53 consecutive quarters of increased earnings and strong credit quality

Assumptions validated by recent and highly successful integration of Wachovia/First Union

Clean, straightforward systems environment

*Includes AL, FL, GA, MS, NC, SC, TN, VA; excludes deposits from brokerage/credit card related companies.

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Transaction summary

Consideration*

$14.3 billion, 100% in stock

Exchange Ratio

0.89 Wachovia shares for each SouthTrust share

Incremental Share Repurchases

$1.7 billion excess capital available at closing

Dividend Policy

Current WB quarterly dividend of $0.40 per share

Estimated Divestitures

Less than $1 billion in deposits

Timing

Expected closing 4th quarter 2004

Approvals

Normal regulatory and shareholder approvals

Board Composition

3 additional directors from SouthTrust including CEO Wallace D. Malone, Jr.

Due Diligence

Completed on both sides

Other

19.5% stock option granted to Wachovia

*Based on Wachovia’s closing stock price on June 18, 2004.

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SouthTrust: Snapshot of a premier franchise

Summary Statistics

Assets: $52,673 million*

Loans: $35,892 million*

Equity: $4,497 million*

10-year Earnings Per Share CAGR**: 12%

# 1 in Southeast

10-year Revenue Per Share CAGR**: 9%

10-year Average Net Charge-offs**: 0.28%

# 1 among Top 20 U.S. Banks

ATMs: 894

FTEs: 12,500

Retail Households Served: 1,500,000+

Business Customers: 200,000+

Deposit Franchise

Deposits States Branches Amount ($ in millions) Percent of Total Share Rank

Florida 283 $10,949 34.6% 4

Alabama 159 9,339 29.5 2

Georgia 120 5,609 17.7 6

Texas 60 2,119 6.7 20

Virginia 37 1,172 3.7 11

Tennessee 14 911 2.9 10

North Carolina 38 852 2.7 11

South Carolina 19 391 1.2 15

Mississippi 12 321 1.0 16

742 $31,664 100.0%

*As of 3/31/04.

**10-year time frame, ending 12/31/03. EPS CAGR through 2004 using First Call consensus estimates and ranking based on large regional banking peers.

All data does not reflect the subsequent acquisition of FloridaFirst.

Source: SNL Financial as of 6/30/03.

Pro forma for subsequent FloridaFirst acquisition

Page 3 – #3040 – Accelerates momentum in high-growth Southern U.S.

Accelerates momentum in high-growth Southern U.S.

Largely in-market transaction, creating #1 position in highly attractive Southeastern banking market*

52% of SouthTrust branches within 2 miles of a Wachovia branch

Enhances WB’s unique franchise which cannot be replicated

Wachovia

SouthTrust

Source: SNL Financial, data as of 6/30/03.

Pro forma for subsequent FloridaFirst acquisition

Southeast Banking Market*

Rank Institution Branches Deposits ($ in billions) Market Share

1 Wachovia/SouthTrust** 2,302 $158.6 18.3%

2 Bank of America 1,568 131.9 15.2

- Wachovia 1,637 129.1 14.9

3 SunTrust 1,498 82.8 9.6

4 BB&T 1,179 51.9 6.0

5 Regions Financial 850 34.9 4.0

- SouthTrust 665 29.5 3.4

Source: SNL Financial, data as of 6/30/03 (pro forma for subsequent / pending acquisitions).

*Includes AL, FL, GA, MS, NC, SC, TN, VA; excludes deposits from brokerage/credit card related companies.

**Excludes impact of potential deposit divestitures and/or branch closures.

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Combination strengthens position in fastest growing MSAs

% of Deposits in MSAs

U.S. Average = 86.3%

96.3% 94.6% 90.6% 87.7% 82.9%

BAC WB / SOTR FITB USB WFC

Projected Deposit Weighted 5 Year Average Population Growth Within MSAs

U.S. Average = 5.3%

7.3% 7.2% 6.8% 4.7% 3.0%

WFC WB / SOTR BAC USB FITB

Source: SNL Financial, deposit data as of 6/30/03.

Approximately 90% of WB / SOTR deposits in states where it will have a #1 or #2 deposit market share

State Deposits ($ in billions) Pro Forma Market Share Rank

North Carolina $41.2 28.0% #1

Virginia 21.4 21.0 1

Georgia 25.6 20.5 1

South Carolina 8.8 19.7 1

D.C. 3.4 21.9 2

Florida 51.0 19.0 2

Alabama 9.3 15.5 2

Pennsylvania 25.5 12.3 2

New Jersey 20.2 10.3 2

Delaware 1.3 8.6 3

Connecticut 5.3 7.7 4

Maryland 5.4 6.9 6

Tennessee 0.9 1.1 10

New York 6.6 1.1 15

Mississippi 0.3 1.0 16

Texas 2.1 0.8 20

Note: Pro forma excludes impact of potential deposit divestitures. VA excludes Capital One and E-Trade, TX excludes USAA and Countrywide Financial, and DE excludes non-traditional banking operations.

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Texas “Golden Triangle” presence anchors branch expansion strategy

Second most populous state

5-year projected market deposit growth of $70 billion—$80 billion*

Focus on Houston, Dallas / Ft. Worth, San Antonio / Austin

64 branch network** creates immediate scale, customer base and market share

Accelerates profitability and reduces dilution of Texas expansion strategy by an aggregate $0.06-$0.07 per share over the next 4 years***

Benefit not included in pro forma financials

Expedites branch build of approximately 150-175 new locations over the next 4 years

*Source: Stephens Inc.

**As of 12/31/03.

***From 2005 – 2008.

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Increases contribution of traditional banking/retail securities businesses

Builds on Wachovia General Bank’s strong track record

13% organic earnings CAGR since 1Q02

Superior customer service/loyalty and sales results

Pro Forma Segment Earnings* Composition

($ in millions)WB 3/31/04* $4,737 Pro Forma** $5,460

General Bank 54% 59%

Capital Management 11% 10%

Wealth Management 3% 3%

Parent 3% 3%

Corp & Invest Bank 29% 25%

*Represents trailing twelve months segment earnings prepared under generally accepted accounting principles; excludes merger-related and restructuring expense which equaled $266 million after tax over this period and a $17 million after-tax expense associated with a change in accounting principle. (Trailing twelve months GAAP net income available to common shareholders was $4,488 million.)

**Based on estimated segmentation of SouthTrust’s earnings as of 3/31/04.

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General Bank’s proven success provides for additional upside

Customer Satisfaction Scores*

5.59 6.13 6.29 6.37 6.55 6.58

20% Customer Attrition 11%

1Q99 1Q00 1Q01 1Q02 1Q03 1Q04

*Data is from independent studies conducted with customers who transact in our Financial Centers. Scale of 1–7.

Low Cost Core Deposit Growth ($ in billions)

$105 $112 $118 $123 $127

21%

1Q03 2Q03 3Q03 4Q031Q04

Employing best practices yields new revenue opportunities

Not included in pro forma financials

Productivity Equalization

($ in millions) SouthTrust % of WB Avg. Branch Production Potential Revenue Lift/Year

Consumer loans 22% $50

Small business loans 53 10

Investment sales fees 37 50

Low cost core deposits 65

Branch production revenue lift $175

Adopting SouthTrust’s commercial real estate sales process

Sales process revenue lift $30

Potential Annual Revenue Upside $205 million

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Increases contribution of retail and middle market assets

Retail and commercial loans are higher RAROC and lower volatility assets

Average Retail and Commercial Loans* / Total Loans

71.6% 72.4% 73.2% 73.5% 74.8% 77.3% 78.2% 79.8% 80.7% 81.3% 85.0%

4Q01 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 1Q04**

*Retail and middle market commercial loans; excludes corporate loans.

**Estimated pro forma.

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Low-risk integration

SouthTrust is a high-quality, high-performing and proven organization

12% CAGR EPS growth over the past 10 years (highest in the Southeast*)

Builds on highly successful Wachovia/First Union integration

Very consistent footprint, customer base and business line overlap

Incorporates key SouthTrust personnel in significant roles, primarily in General Bank and staff areas

Wachovia is integration ready

Wachovia/First Union integration complete

Prudential conversion unaffected

Leverages Wachovia’s systems and excess capacity

Systems environments are clean, straight-forward and compatible

Similar cultures

Customer focused and performance oriented

*Among large regional banking peers.

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Financial assumptions

Fixed Exchange Ratio

0.89 WB shares for each SouthTrust share, 22% premium to market*

EPS Assumptions/Growth

First Call estimate for 2005,

First Call long-term EPS growth rates

(10% for WB and 11% for SouthTrust) thereafter

Integration Period

15 months after closing in 4Q04

Expense Efficiencies $255 million after-tax

One-time Costs $431 million after-tax ($156 million P&L impact)

Revenue Enhancements

None included in model

Deposit Divestitures

Less than $1 billion

Targeted Capital Ratios

Leverage ratio**: 6.00%

Incremental Share Repurchases

$1.7 billion in excess capital available at closing

*Based on five day average of Wachovia and SouthTrust closing stock prices through June 18, 2004.

**Leverage ratio: Tier 1 Capital / Average Tangible Assets.

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Significant additional excess capital available for repurchases

$1.7 billion additional capital available in addition to ongoing Wachovia repurchases

Maintain Wachovia’s current target leverage ratio of 6%

Sources of additional excess capital

($ in billions)

SouthTrust Excess Capital* $1.2

$13 billion Substitution of SouthTrust Loans for Securities** 0.6

Release of Excess Capital Retained for Cash Acquisitions 0.3

Less: 4Q04 Cash One-times / DBI Deferred Tax Liability (0.4)

Incremental Capital Available for Share Repurchases $1.7

*Combined company leverage ratio of 6% and tangible capital/ tangible asset ratio of 4.7%. SouthTrust’s current TCE/TCA ratio is 7%.

**Reduction in lower-yielding securities in Wachovia’s portfolio purchased with recent growth in FDIC-insured sweep deposits.

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Pro forma earnings

($ in millions after-tax)	2005E	2006E	2007E
Wachovia Cash Earnings*	$5,676	$6,018	$6,427
SouthTrust Cash Earnings*	856	951	1,053
Expense Efficiencies	160	277	288
Amortization/Accretion of Purchase Acctg. Adjust.	(56)	(24)	7
Divested Income/Net Funding Impact**	29	9	(5)
Combined Cash Earnings*	$6,665	$7,231	$7,770
Existing DBI & Other Intangible Amortization	(146)	(72)	(21)
New DBI Amortization***	(95)	(85)	(76)
Combined Operating Earnings****	$6,424	$7,074	$7,673
One-time Transaction Expenses*****	(93)	(47)	0
Combined GAAP Earnings	$6,331	$7,027	$7,673

**Illustrates net income applicable to common shareholders before merger-related and restructuring expenses, intangible amortization, and preferred dividends; assumes First Call consensus estimates for 2005 of $4.30 per share for WB and $2.51 per share for SOTR and consensus 5-year operating EPS growth expectations of 10% for WB and 11% for SOTR.*

***Primarily higher securities yields; foregone income on securities replaced with loans; and reduced borrowing costs, offset by a net increase in funding costs associated with restructuring costs and with anticipated share repurchases (see footnote on page 14 for repurchase assumptions).*

****Assumes DBI created equal to 3% of $28.8 billion core deposit base amortized over 10 years sum-of-years' digits.*

*****Illustrates net income applicable to common shareholders before merger-related and restructuring expenses and preferred dividends.*

******One-time expenses associated with prior transactions expected to be immaterial in 2005-2007.*

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WACHOVIA SouthTrust

Pro forma EPS and IRR

	2005E	2006E	2007E
Combined Cash Earnings*	$6,665	$7,231	$7,770
Combined Operating Earnings**	$6,424	$7,074	$7,673
Combined Average Fully Diluted Shares***	1,548	1,507	1,469
Combined Cash EPS*	$4.30	$4.80	$5.29
Wachovia Implied Consensus Cash EPS****	$4.41	$4.79	$5.22
Wachovia Accretion / (Dilution)	($0.11)	$0.01	$0.07
Combined Operating EPS**	$4.15	$4.69	$5.22
Wachovia Consensus Operating EPS	$4.30	$4.73	$5.20
Wachovia Accretion / (Dilution)	($0.15)	($0.04)	$0.02

- IRR (See Appendix page 24) = 16%

**Illustrates combined net income applicable to common shareholders before merger-related and restructuring expenses, intangible amortization, and preferred dividends.*
***Illustrates combined net income applicable to common shareholders before merger-related and restructuring expenses and preferred dividends.*
****Assumes average fully diluted share count for WB stand-alone of 1,286 million in 2005, 1,257 million in 2006 and 1,232 million in 2007 and SOTR stand-alone of 340 million (or 303 million WB shares at exchange ratio). Assumes share repurchases using excess capital above a 6% leverage ratio using a WB share price of $47.00 for 2004, with average prices grown at 10% in 2005, 2006 and 2007.*
*****Based on First Call operating EPS consensus estimates as of June 18, 2004 excluding intangible amortization.*
See pages 11-13 for other assumptions.

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WACHOVIA SouthTrust

Expense efficiencies evident

Expect annual expense efficiencies of $255 million after-tax by 2007

Represents 36% of SouthTrust’s expenses

130—150 branch consolidations projected

4,300 planned position reductions

($ in millions) Pre-tax After-tax*

Personnel $ 265 $ 163

Occupancy and Equipment 86 53

Other 63 39

Total $ 414 $ 255

Expect to realize 10% in 2004, 60% in 2005 and 100% in 2006

*Assumes marginal tax rate of 38.5%.

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Efficiencies comparable with Wachovia/First Union

Similar Branch Overlap

Wachovia/First Union 191 Closures*

Wachovia/SouthTrust 130-150 Closures

Similar Expense Efficiencies

Wachovia/First Union Wachovia/SouthTrust

($ in millions pre-tax)

195 325 200 281

1/2 mi 1 mi 1/2 mi 1 mi

$890 38%** $414 36%**

*As of May 31, 2004 and compared to original estimate of 250-300.

**% of operating expenses.

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One-time merger-related costs

Expect total one-time cash costs of $431 million after-tax

($ in millions after-tax) P&L Exit Cost PAAs Total*

Personnel $ 101 $ 175 $ 276

Occupancy and Equipment 32 58 90

Other 23 42 65

Total $ 156 $ 275 $ 431

Estimated recognition of cash costs

$156 million merger-related and restructuring expenses through P&L: 10% in 2004, 60% in 2005 and 30% in 2006

$275 million in exit cost PAAs to goodwill: 10% at closing, 10% in remainder of 2004, 55% in 2005, and 25% in 2006

Fair market value adjustments**

Currently expect additional $232 million after-tax in fair market value PAAs on tangible net assets at closing (adjustments to goodwill)

*Total pre-tax one-time cash charges of $700 million: $253 million pre-tax merger-related/restructuring expenses through P&L, $447 million pre-tax PAAs to goodwill reflecting integration costs relating to SouthTrust operations. Assumes tax rate of 38.5%.

**Additional $377 million pre-tax fair market value PAAs driven by pension adjustment and estimated mark-to-market PAAs to SouthTrust’s financial assets and liabilities and equipment.

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Proven integration capabilities

Delivering on goals stated in WB/FTU Investor Presentation*

Cash EPS Results versus Estimates

$3.67 $3.60 $4.11 $4.10

Announced Actual 2003 Announced First Call Est. 2004E

Position Reductions Stated Goal: 7,000 position reductions

One-Time Charges Stated Goal: $1,515 million

7,000 7,000

Announced Actual

$1,515 $1,315

Announced Expected

*Projected goals at merger announcement on April 16, 2001.

Note: Cash earnings for 2003 exclude merger-related and restructuring expenses, identified intangible amortization. One-time charges increased due to hostile takeover fight costs.

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In summary

Strategic rationale

Creates #1 position in Southeast*, with a 18% deposit share

Provides immediate scale in fast-growing Texas market

Further enhances Wachovia’s pro forma business mix

75% of earnings in traditional banking and retail securities businesses

Retail and middle market commercial loans / total loans increased to 85%

Financially sound

In line with previous acquisition guidance

Accretive to cash EPS within two years

IRR of 16%

Analysis based on very achievable assumptions

Cost saves: 36% of SouthTrust expenses

No revenue synergies assumed

Significant additional excess capital generated

Low risk transaction

Largely in-market, premier franchise with 53 consecutive quarters of increased earnings and strong credit quality

Assumptions validated by recent and highly successful integration of Wachovia/First Union

Clean, straightforward systems environment

*Includes AL, FL, GA, MS, NC, SC, TN, VA; excludes deposits from brokerage/credit card related companies.

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Appendix

Pro forma 4Q04 earnings

Pro forma 4Q04 EPS

Pro forma balance sheet

IRR detail

Integration timeline

Deal comparables

SouthTrust: Superior credit quality vs. peers

Pro forma top 20 MSA market shares

Page 20 – #3040 – Accelerates momentum in high-growth Southern U.S.

Pro forma 4Q04 earnings

($ in millions after-tax) 4Q04E

Wachovia Cash Earnings* $1,377

SouthTrust Cash Earnings* 134

Expense Efficiencies 26

Amortization/Accretion of PAAs (10)

Divested Income/Net Funding Impact** 0

Combined Cash Earnings* $1,527

Existing DBI & Other Intangible Amortization (58)

New DBI Amortization*** (16)

Combined Operating Income**** $1,453

Existing One-time Expenses (65)

One-time Expenses (16)

Combined GAAP Earnings $1,372

*Illustrates net income applicable to common shareholders before merger-related and restructuring expenses, intangible amortization, and preferred dividends; assumes First Call consensus estimates for 4Q04 of $1.00 per share for WB and $0.59 per share for SOTR (two months).

**Primarily higher securities yields; foregone income on securities replaced with loans; and reduced borrowing costs, offset by a net increase in funding costs associated with restructuring costs and with anticipated share repurchases (see footnote on page 14 for repurchase assumptions).

***Assumes DBI created equal to 3% of $28.8 billion core deposit base amortized over 10 years sum-of-years’ digits.

****Illustrates net income applicable to common shareholders before merger-related and restructuring expenses and preferred dividends.

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Pro forma 4Q04 EPS

4Q04E

Combined Cash Earnings* $1,527

Combined Operating Earnings** $1,453

Combined Average Fully Diluted Shares*** 1,497

Combined Cash EPS $1.02

Wachovia Implied Consensus Cash EPS**** $1.04

Wachovia Accretion / (Dilution) ($0.02)

Combined Operating EPS $0.97

Wachovia Consensus Operating EPS $1.00

Wachovia Accretion / (Dilution) ($0.03)

*Illustrates combined net income applicable to common shareholders before merger-related and restructuring expenses, intangible amortization, and preferred dividends.

**Illustrates combined net income applicable to common shareholders before merger-related and restructuring expenses and preferred dividends.

***Assumes 4Q04 average fully diluted share count for WB stand-alone of 1,319 million and SOTR stand-alone of 340 million (or 303 million WB shares at exchange ratio; two months’ impact). Assumes share repurchases using excess capital above a 6% leverage ratio using a WB share price of $47.00.

****Based on First Call operating EPS consensus estimate as of June 18, 2004 excluding intangible amortization.

See pages 11, 12 and 21 for other assumptions.

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Pro forma balance sheet

($ in millions)	Wachovia*	SouthTrust*	Purchase Acctg Adjustments**	Post Close Actions	Pro Forma
Cash	$40,290	$1,491	-	$100	$41,881
Securities & Short Term Investments	141,096	11,720	(311)	(13,637)	138,868
Total Loans	167,303	37,004	(596)	(540)	203,171
Allowance for Loan Losses	(2,487)	(506)	-	-	(2,993)
Net Loans	164,816	36,499	(596)	(540)	200,178
Other Assets	64,789	3,737	10,399	-	78,925
Total Assets	**$410,991**	**$53,446**	**$9,492**	**($14,077)**	**$459,852**
Total Deposits	$232,338	$36,054	($645)	($850)	$266,897
Borrowed Funds	101,698	11,860	(85)	(11,627)	101,846
Other Liabilities	37,984	956	548	-	39,488
Trust Preferred & Minority Interest	5,634	-	-	-	5,634
Common Equity	33,337	4,576	9,674	(1,600)	45,987
Total Liabilities and Capital	**$410,991**	**$53,446**	**$9,492**	**($14,077)**	**$459,852**
Leverage Ratio* **	**6.33%**	**6.79%**	**(0.06%)**	**(0.24%)**	**6.09%**

**As of March 31, 2004. SouthTrust is pro forma for subsequent acquisition of FloridaFirst.*

***Illustrates purchase accounting adjustments to estimated balance sheet at closing. $311 million adjustment reflects estimated change in market value of SouthTrust's securities portfolio since 3/31/04 (not a purchase accounting adjustment).*

****Assumes combined blended average of approximately 6.39% before adjustments.*

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WACHOVIA SouthTrust

IRR detail

IRR to WB at 0.89 Exchange Ratio

($ in millions)	11/1/04	2004	2005	2006	2007	IRR
Aggregate Offer Value	($14,250)					
Net Extracted Excess Capital*	1,152					
After-Tax Cash One-Times	(43)	(39)	(233)	(116)		
Capital to Fund SouthTrust Asset Growth**		(27)	(171)	(182)	(194)	
Expense Efficiencies		26	160	277	288	
SouthTrust Cash Income***	100	131	838	933	1,035	
Net Funding Benefits****		9	47	40	36	
Terminal Value of 2008 Income (12x)					17,748	
Incremental Cash Flow	($13,041)	$100	$641	$952	$18,913	16 %

**SouthTrust's capital in excess of target ratio of 4.7%, less fair market value adjustments to SouthTrust's net tangible assets.*
***Assumes asset growth of 7%.*
****Assumes First Call consensus estimates at consensus growth rates, net of divested income (assumed at $18 million per year before reinvestment of premium). Assumes $100 million in after-tax gains from sale of card portfolio and deposit divestitures.*
*****Net benefit from substitution of loans for securities and replacement of high cost funding, offset by sale of excess securities and charge for use of SouthTrust's excess capital. High cost funding benefit not included in terminal value (finite life assumed).*
See financial assumptions in main body of presentation.

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WACHOVIA SouthTrust

Integration timeline

- Disciplined, deliberate and methodical process as in Wachovia Bank and Prudential integrations
- Co-Heads: David Carroll (Wachovia); Frank Schmidt (SouthTrust)

2-3Q 2004	4Q 2004	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006
▪ Transaction Announce-ment ▪ Joint integration team formed ▪ Detailed planning	▪ Closing ▪ Select infra -structure linkages and conversions	▪ Systems testing begins ▪ Product alignment	▪ G/L, Payroll & Benefits, A/P, and Purchasing conversions complete ▪ 1st deposit conversion	▪ Loan conversions complete	▪ 2nd deposit conversion ▪ Regional conversions ▪ Rebranding	▪ Integration complete

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WACHOVIA SouthTrust

Deal comparables

Buyer/Target Announce Date Deal Value ($ billion) Price /Forward EPS NTM* w/Synergies Consensus 5 Year Forward Growth Rate NTM* PEG w/o Synergies w/Synergies Price/Tangible Book

SunTrust / National Commerce 2004 $6.8 17.5 x 14.7 x 11% 1.56 x 1.31 x 4.39 x

Bank of America / FleetBoston Financial 2003 49.7 16.9 12.2 9 1.88 1.35 3.68

BB&T Corp / First Virginia Banks 2003 3.4 17.4 12.8 7 2.48 1.83 3.19

Fifth Third / Old Kent Financial 2000 4.9 14.3 11.3 10 1.43 1.13 3.38

FleetBoston Financial / Summit Bancorp 2000 7.0 12.5 9.5 9 1.39 1.05 2.91

AmSouth / First American 1999 6.3 18.9 15.0 10 1.89 1.49 4.00

Firstar Corp / Mercantile Bancorp 1999 10.7 21.0 17.3 8 2.63 2.15 4.65

Average 16.9 x 13.3 x 9% 1.89 x 1.48 x 3.74 x

Wachovia / SouthTrust $14.3 17.6 x 13.4 x 11% 1.60 x 1.22 x 3.76 x

Wachovia / SouthTrust Adj. for Excess Capital $13.1 16.8 x 12.6 x 11% 1.53 x 1.15 x

All bank acquisitions, excluding mergers of equals, over the last 5 years with a deal value greater than $3 billion.

PEG = Price / forward EPS ratio divided by growth rate.

Wachovia stock price as of 6/18/04

*Next twelve months.

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SouthTrust: Superior credit quality vs. peers

#1 of Top 20 Banks over 10 years*

Net Charge-off Ratio vs. Top 20 Banks

0.27% 0.29% 0.45% 0.52% 0.46% 0.42% 0.49% 0.90% 0.90% 0.72% 0.54% Median

0.19% 0.22% 0.28% 0.25% 0.24% 0.29% 0.29% 0.35% 0.34% 0.36% 0.31% SouthTrust

1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 1Q04

Median SouthTrust

*10-year average among Top 20 Banks.

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Pro forma top 20 MSA market shares

($ in millions)

Top 20 MSAs	Total Branches	Total Deposits	Rank	Market Share
Charlotte-Gastonia-Rock Hill	91	$25,010	#2	37.3%
Atlanta	241	20,937	1	28.2
Philadelphia	236	20,204	1	23.7
Washington	146	13,775	1	13.2
Newark	87	7,672	1	18.3
Miami	77	7,650	2	13.7
Tampa-St.Petersburg-Clearwater	153	7,555	2	21.0
West Palm Beach-Boca Raton	105	6,510	1	23.8
New York	53	6,312	10	1.6
Fort Lauderdale	96	5,786	2	20.7
Jacksonville	80	5,592	1	33.9
Richmond-Petersburg	94	5,431	2	19.5
Greensboro-Winston-Salem-High Point	62	5,118	2	23.4
New Haven-Bridgeport-Stamford-Danbury	72	4,913	3	13.7
Birmingham	42	4,646	1	24.9
Raleigh-Durham-Chapel Hill	61	4,176	1	27.1
Norfolk-Virginia Beach-Newport News	95	3,560	1	25.2
Orlando	76	3,346	3	14.9
Monmouth-Ocean	65	3,310	2	14.4
Middlesex-Somerset-Hunterdon	41	3,120	4	8.5

Source: SNL Financial – deposit data as of 6/30/2003.
Pro forma excludes deposit divestitures.

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WACHOVIA SouthTrust

Cautionary statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the merger between Wachovia Corporation and SouthTrust Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Wachovia’s and SouthTrust’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Wachovia’s and SouthTrust’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the businesses of Wachovia and SouthTrust will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule and without greater divestitures than anticipated; (6) the failure of Wachovia’s and/or SouthTrust’s shareholders to approve the merger; (7) enforcement actions by governmental agencies that are not currently anticipated; (8) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (9) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio and allowance for loan losses; (10) changes in the U.S. and foreign legal and regulatory framework; and (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company’s capital markets and asset management activities. Additional factors that could cause Wachovia’s and SouthTrust’s results to differ materially from those described in the forward-looking statements can be found in Wachovia’s and SouthTrust’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Wachovia or SouthTrust or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Wachovia and SouthTrust do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Additional information

The proposed transaction will be submitted to Wachovia’s and SouthTrust’s shareholders for their consideration, and Wachovia and SouthTrust will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and SouthTrust, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at www.wachovia.com under the tab “Inside Wachovia – Investor Relations” and then under the heading “Financial

Reports—SEC Filings”. You may also obtain these documents, free of charge, at www.southtrust.com under the tab “About SouthTrust”, then under “Investor Relations” and then under “SEC Documents”. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-374-6782, or to SouthTrust Corporation, P. O. Box 2554, Birmingham, AL 35290, (205)-254-5187.

Wachovia and SouthTrust, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Wachovia and SouthTrust in connection with the merger. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in the proxy statement, dated March 15, 2004, for Wachovia’s 2004 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of SouthTrust and their ownership of SouthTrust common stock is set forth in the proxy statement, dated March 8, 2004, for SouthTrust’s 2004 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described above.

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